Letterhead of Esanu Katsky Korins & Siger, LLP



January 29, 1999


                                                                      13146-02
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                          Re: Netsmart Technologies, Inc.

Gentlemen:

   We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Netsmart Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission. Terms defined in the Registration Statement and not otherwise defined in this opinion shall have the same meanings herein as in the Registration Statement.

   We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

   Based on our examination mentioned above, we are of the opinion that the shares of Common Stock issuable upon the exercise of the Options granted or to be granted under the 1998 Plan (the "Plan") are duly authorized and, when issued upon exercise of the Options in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,


                                          ESANU KATSKY KORINS & SIGER, LLP


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